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                                                                      Exhibit 15



                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp pertaining to the KeyCorp Amended and Restated 1991 Equity Compensation Plan of our reports dated April 14, 2003 and July 18, 2003 relating to the unaudited condensed consolidated interim financial statements of KeyCorp that are included in its Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.




                                         /s/ Ernst & Young LLP


Cleveland, Ohio
September 25, 2003